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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-         ) with respect to Public
Storage, Inc.'s registration of common stock and in the related Proxy Statement and Prospectus of Public Storage, Inc. and Public Storage Properties XX, Inc. and to the incorporation by reference therein of our report dated February 23, 1998 with respect to the consolidated financial statements and schedule of Public Storage, Inc. in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission, and to the use of our report dated February 18, 1998 with respect to the financial statements and schedule of Public Storage Properties XX, Inc. included in the Registration Statement and Proxy Statement and Prospectus.



                                        /S/ ERNST & YOUNG LLP


Los Angeles, California
April 2, 1998